EXHIBIT 16.1

March 21, 2003

Securities and Exchange Commission

Mail Stop 11-3

450 Fifth Street, N.W.

Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4 of Fresh Choice, Inc.’s Form 8-K dated March 21, 2003 and we agree with the statements made therein.

Very truly yours,

/s/ Deloitte & Touche LLP